Exhibit 10.53

Horizontal Water Jet Well Drilling Technology Services Agreement

Project Title:	Horizontal Water Jet Well Drilling Technology Services

Party A:	Hanyu Oil Exploration Technology Development Co., Ltd.( of Xingrongtai District, Panjin City)

Party B:	Tianjin New Highland Science Development Co., Ltd.

Party A:                                                    Hanyu Oil Exploration Technology Development Co., Ltd.( of Xingrongtai District,  Panjin City)

Party B:                                                      Tianjin New Highland Science Development Co., Ltd.

This Agreement is made and entered into by and between Party A and Party B on the basis of equal status, volition, and friendly consultation, with regard to the horizontal water jet well drilling technology services, so as to clarify the rights and obligations for both parties, who shall implement the Agreement with full responsibility and credibility.

1                                          Cooperation Scheme

1.1                                 Party A shall assist Party B to develop the water jet well drilling technology services market in Jilin Oilfield and Liaohe Oilfield (“End Users”) and shall be responsible for entering into water jet technology service contracts with the End Users.

1.2                                 Upon entry into the aforesaid technology service contracts with the End Users, Party A shall transfer to Party B the responsibility for the actual implementation of such contracts. Party A warrants that it will apply the prices agreed herein to such contracts as entered into the End Users. Party B shall pay annually a service fee of RMB One Million Three Hundred and Sixty Thousand to Party B as a corresponding remuneration and compensation.

2                                          The Content and Scope of Technological Services

In accordance with the design principles and construction technological requirements of Party A and the End Users, Party B shall fulfill the following aspects of work:

2.1                                 Responsible to complete the project construction work of horizontal water jet well drilling under the terms of the Agreement.

2.2                                 Provide the tools, instruments, equipment, and facilities as required for the delivery of technological services for horizontal water jet well drilling, responsible for the adjustment, installation, and operation of its self-provided equipment and tools, as well as their dismantling, repair, and maintenance, so that the equipment and tools remain in good conditions during the time of project construction.

2.3                                 Complete the plan of construction design for horizontal water jet well drilling, and produce plan modifications according to the actual conditions of on-site construction.

2.4                                 Submit to Party A the necessary formal documents, including but not limited to the technological plan for horizontal water jet well drilling and summaries.

3                                          Term of Technology Services

3.1                                 The term of technology services pursuant to the provisions of this Agreement is three (3) years, starting from the date hereof.

4                                          Responsibilities and Obligations of Party A

4.1                                 Part A shall provide Party B with not less than 200 wells for implementation of work hereunder and shall provide the technological conditions as required for the delivery of technological services indicated in this Agreement, and shall ensure that the necessary equipment and downhole water jet units work properly, so as to facilitate Party B’s efforts to provide the technological services in accordance with the terms of this Agreement.

4.2                                 Party A shall be responsible to submit to Party B requests for technological services, and timely and accurately provide Party B with the geological design needed for the execution of this Agreement, including but not limited to the relevant data and documents of geological strata and wells.

4.3                                 With regard to strata that contain H2S, Party A shall be responsible to provide the necessary protective equipment and measures. Party B shall not be held accountable for any accidents and/or construction delays due to the quality defects of the aforementioned supplementary services that Party A is required to provide.

4.4                                 Party A shall notify Party B of the on-site arrival date(s) of staff, equipment, and tools, seven (7) days in advance.

4.5                                 Party A shall review the construction design of the well(s) in question submitted by Party B, verify the construction design plan that Party B modifies onsite, special work plan, and the written instruction of work to be communicated downhole, and be responsible for all the technological duties outside of the technological service operations specified in this Agreement.

4.6                                 Party A has the right to check the quality and safety of the equipment and instruments of Party B, and has the right to forbid the use of those that do not comply with the standards previously agreed by the parties. Representatives from Party A have the right to check, at any time, the onsite work status of engineers from Party B.

4.7                                 Party A shall collaborate on the efforts of sending onsite injured or sick personnel to the hospital for emergency care, and the medical costs shall be covered by whoever is held accountable for that matter.

4.8                                 Considering that the instruments and downhole equipment of Party B entail particular strata features, Party A may not force Party B to deliver equipment downhole or to conduct downhole construction work if the strata features do not meet the construction requirements of such instruments and equipment of Party B.

4.9                                 In case of abnormal situations downhole, Party A shall proactively coordinate with Party B in taking protective measures, and construction work may not be resumed until such complicate situations are resolved.

4.10                           Party A shall assume the safety and environmental protection responsibilities in connection with the construction work. Party A shall be liable to indemnify any loss arising from safety and environmental protection accidents not covered by the insurance proceeds of the insurers.

4.11                           Party A covenants that the prices applied by it in the service contracts entered into with the End Users shall be the same as those specified herein.

4.12                           Party A covenants not to enter into any similar service contract with any party other than Party B or engage in the provision of similar services on its own.

5                                          Responsibilities and Obligations of Party B

5.1                                 Party shall be responsible to conduct technical communications, prepare the construction plan, select the construction zone, provide onsite construction services and confirm the work quantities, all directly with the End Users.

5.2                                 Party B shall provide this project with professional technicians who must have onsite construction work experiences and competence for this technological services project.

5.3                                 Upon receipt of Party A’s notification, Party B shall timely organize and dispatch its staff, equipment, and instruments to the site at the date/time designated by Party A.

5.4                                 Party B shall provide the specialized tools, drilling tools, instruments, and supplementary parts as required for the project, and be responsible for their dismantling, maintenance, and repair, so that they remain in good conditions at any point of time.

5.5                                 Party B shall complete the construction design for the well(s) in question in accordance with the technological requirements of Party A and the End Users and the geological and engineering designs. Party B shall provide the technological services for horizontal water jet drilling on the basis of the reviewed and approved construction design.

5.6                                 Party B shall be responsible to dispatch its employees to reach locations designated by Party A at time/date designated by Party A.

5.7                                 Party B shall ensure that its employees strictly follow the ethnic group-related laws, regulations, and policies in the places of the End Users and respect the customs of the ethnic groups. Party B shall be held solely accountable for the legal and economic results due to noncompliance.

5.8                                 Party B shall strictly follow relevant national requirements for safe production, national requirements for environmental protection as well as relevant industry regulations so as to avoid the occurrence of accidents.

6                                          Costs, Billing Settlement, and Project Acceptance

6.1                                 Payments for horizontal water jet drilling technological services:

Payments for the aforementioned technological services and trainings shall be based in the actual horizontal footage, at the rate of 2,500 RMB/meter.

6.2                                 If construction cannot be completed as designed due to geological and/or environmental reasons, the parties agree to early terminate the contract work of horizontal water jet drilling. The payments for water jet drilling shall be based in the actual work quantities.

6.3                                 Party A shall be responsible to settle the payments with the End Users and shall ensure that the age of the accounts receivable shall not exceed a maximum of 90 days. Party A shall pay to Party B a penalty of RMB10,000  for each day in excess of the foregoing maximum period.

6.4                                 Party B shall on a quarterly basis pay to Party A a service fee of RMB Three Hundred and Forty Thousand.

7                                          Force Majeure and Exemption from Liabilities

7.1                                 In the event that this Agreement cannot be performed or continue to be performed due to force majeure (such as floods, severe weather, and earthquakes), neither party shall not bear any breach of contract liabilities in respect of the other party.  Neither party shall be liable to the other party for economic losses arising from uncontrollable and unpredictable natural disasters, unless such party is liable to predict and prevent such losses under this Agreement. After the force majeure ends, the parties shall negotiate whether or not to continue to perform the terms of this Agreement.

7.2                                 If, during the course of construction, construction is discontinued due to Party A’s fault or force majeure, including but not limited to geological factors, strata structural factors, and natural disasters, Party B shall not bear any liabilities for the direct or indirect losses caused to Party A. Discontinuation of construction due to such reasons shall not exempt Party A from its obligations to make payments to Party B for the portion of construction already completed.

8                                          Disputes Resolution

8.1                                 If a dispute arises during the performance of the Agreement, both parties shall first seek to resolve such dispute through friendly consultations, failing which, the parties shall appeal to the competent People’s Court of the place of execution of this Agreement.

9                                          Miscellaneous

9.1                                 During the course of executing the Agreement, if the construction work encounters significant technological problems or matters not mentioned herein, the parties, through negotiation, may make changes to part of the provisions herein and/or sign supplementary contracts. Changes to the Agreement shall be made writing and shall be signed and sealed by both parties.

9.2                                 Notifications, reports, and correspondences needed for the execution of this project shall be delivered in written form to the locations that each party designates.

9.3                                 The parties shall maintain in confidence the content of this Agreement as well as the information required for the performance of this Agreement.

9.4                                 The Agreement is signed in four (4) exemplars, with each party holding two (2) of them. This Agreement becomes effective upon execution and sealing.

Party A:                                                    Hanyu Oil Exploration Technology Development Co., Ltd.( of Xingrongtai District,  Panjin City)

Legal Representative or Corporate Seal: [Company Seal]

Date: August 23, 2010

Party B:                                                      Tianjin New Highland Science Development Co., Ltd.

Legal Representative or Corporate Seal: [Company Seal]

Date: August 23, 2010